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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in (i) Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan and Trust (ii) Post Effective Amendment No. 1 to Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan and Trust, appearing in this Form 11-K of Big Lots, Inc. for the plan year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Dayton, Ohio
June 28, 2002